UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020 (February 11, 2020)
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HOLLYFRONTIER CORPORATION
(Exact name of Registrant as specified in its charter)

DE	001-03876		75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, James M. Stump, Senior Vice President, Refining of HollyFrontier Corporation (the “Corporation”), notified the Board of Directors of the Corporation (the “Board”) that he will retire from all officer and other positions at the Corporation and its subsidiaries effective June 30, 2020. Mr. Stump will receive a prorated bonus based on his actual months of employment during the Corporation’s current performance period and based on actual outcome of the performance metrics, which will be certified by the Compensation Committee of the Board in the fourth quarter of 2020, and an amount in cash equal to one year of the Corporation’s portion of group medical plan premiums that can be applied by Mr. Stump for COBRA coverage. Mr. Stump’s change in control agreement with the Corporation will terminate on June 30, 2020.

In addition, as a result of his expertise, his history with the company, his involvement in current projects and the need to orderly transition his duties and knowledge to his successor once such individual is identified, Mr. Stump will provide consulting services to the Corporation for a period of nine months following his retirement. In connection with his consulting arrangement, Mr. Stump will agree to a non-disparagement covenant and confidentiality covenant, as well as a two year non-solicitation covenant beginning on July 1, 2020 and a nine month non-compete covenant beginning on July 1, 2020. As consideration for his services, the Corporation will pay Mr. Stump a retainer of $49,000 per month to provide up to 80 hours of services per month to the Corporation or its subsidiaries as requested by the Corporation from time to time. In addition, if Mr. Stump complies with the covenants set forth above and continues to provide consulting services to the Corporation during the nine month period beginning July 1, 2020, Mr. Stump will vest, on March 31, 2021, in the restricted stock units and performance share units (at target), which were granted to him in 2017 and 2018 and that remain unvested as of June 30, 2020 (Mr. Stump’s December 2020 vesting date with respect to such awards will be delayed (subject to his continued service and compliance with applicable covenants) to March 31, 2021). Mr. Stump will forfeit the equity awards granted to him in 2019 and will not receive any equity awards in 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLYFRONTIER CORPORATION

By:    /s/ Vaishali S. Bhatia
Vaishali S. Bhatia
Senior Vice President and General Counsel

Date: February 11, 2020